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                          EON LABS MANUFACTURING, INC.

                                STOCK OPTION PLAN




1.0      PURPOSE

         The purpose of the Plan is to encourage ownership in the Company by selected Employees, Nonemployee Directors and Consultants and Advisors, thus providing an incentive for such individuals to contribute to the future success and prosperity of the Company. In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees and Nonemployee Directors and to assist in aligning the interests of such Employees and Nonemployee Directors with those of the Company's Stockholders.

2.0      DEFINITIONS

THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS UNLESS THE CONTEXT INDICATES OTHERWISE:

2.1      "AWARD" shall mean Stock Options.

2.2 "AWARD AGREEMENT" shall mean a written agreement between the Company and a Participant that establishes and records an Award to the Participant and may include terms, conditions, restrictions and limitations applicable to the Award that are in addition to those under the Plan.

2.3      "BOARD" shall mean the Board of Directors of the Company.

2.4 "CAUSE" shall mean, subject to a Participant's Award Agreement, and for the purposes of this Plan only the:

         (i) conviction for, or guilty plea to, a felony or crime of similar gravity,

         (ii) perpetration by the Participant of a material, dishonest act or fraud against the Company, or

         (iii) material breach by a Participant of any of the covenants or provisions of the Participant's non-competition agreement, if any, in effect on the date such Participants is terminated for Cause pursuant to Section 8.2 of the Plan.


2.5 "CHANGE IN CONTROL OF THE COMPANY" shall mean the occurrence of any one of the following events:

         (i) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of
                  1934) of 50% or more of the Company Voting Securities directly or indirectly by a person (as such term is used in Sections 13d and 14d of the Securities Exchange Act of 1934) or by two


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                  or more persons acting as a partnership, limited partnership, joint venture, syndicate or other such group, other than the Company or the Parent or companies controlled by the Parent; provided, however, that such acquisition shall not constitute a Change in Control of the Company hereunder if a majority of the holders of the Company Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, a majority of the voting securities entitled to vote generally in the election of directors of the successor entity;

         (ii) consummation of a merger, consolidation, sale, disposition or other reorganization or business combination of the Company (the "Transaction") (other than a reincorporation of the Company), in each case, unless, following such Transaction, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Company Voting Securities immediately prior to such Transaction beneficially own , directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors , as the case may be, of the corporation resulting from such Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company either directly or through one or more subsidiaries);

         (iii) the sale, liquidation or distribution of all or substantially all of the assets of the Company to a third party who is not an affiliate of the Company;

         (iv) the Stockholders of the Company approve a plan for the dissolution of the Company in accordance with applicable state law; or

         (v) during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election, by the Company's Stockholders of each director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

2.6      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

2.7 "COMMITTEE" shall mean the Board or a compensation committee or subcommittee of the Board appointed by the Board from among its members; provided, however, that following an Initial Public Offering, it shall mean a committee comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code and the regulations thereunder and, if practicable, each member of the Committee shall be a "nonemployee director" within the meaning of the rules promulgated under Section 16(b) of the Exchange Act.

2.8 "COMMON STOCK" shall mean the Company's common stock, par value $0.01 per share; provided, however, that immediately following the date upon which the Company amends its Certificate of Incorporation to create Class B convertible, non-voting common stock, par value $.01 per share, of the Company (the "Class B Stock"), all references to "Common Stock" in the Plan and in any outstanding option awarded prior

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         to such date, as well as options granted thereafter, shall be deemed to refer to Class B Stock.

2.9      "COMPANY" shall mean Eon Labs Manufacturing, Inc.

2.10 "COMPANY VOTING SECURITIES" means the outstanding voting securities of the Company entitled to vote generally in the election of directors, determined on a fully-diluted basis.

2.11 "CONSOLIDATED INCOME BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION"shall mean, for the applicable twelve (12) month period, the consolidated income of the Company and its wholly-owned subsidiaries from the operations of the Company and its wholly-owned subsidiaries before the deduction of interest expense, depreciation and amortization expense and provision for taxes on income with respect to such period, determined in accordance with generally accepted accounting principles consistently applied; it being understood and agreed that (i) in no event shall the consolidated income of the Company and its wholly-owned subsidiaries include any extraordinary or non-operating items of income or expense or insurance proceeds received by the Company or any of its wholly-owned subsidiaries or income or expense not directly related to the operations of the Company and its wholly-owned subsidiaries, (ii) the Company shall not be precluded from changing the accounting principles applied by it, on advice from its independent accountants, and any such change shall not violate the requirement of consistent application of accounting principles and
         (iii) there shall be no deduction made for management fees (but not royalty fees) paid to Hexal Pharmaceuticals, Inc. or Eon Labs, Inc. or their affiliates (except for out-of-pocket expenses reasonably incurred by such entities directly in connection with the Company's business).

2.12 "CONSULTANTS AND ADVISORS" shall mean persons (other than persons who are Employees or Nonemployee Directors) or entities that render services to the Company, including independent contractors.

2.13 "DISABILITY" shall mean a permanent and total disability as defined in the Company's long term disability insurance program; provided, however, that in the event no such program is in effect, Disability shall mean a total and permanent disability or incapacity resulting from medically demonstrable bodily injury or disease (i) which prevents the Participant from engaging in any regular occupation for compensation or profit, (ii) which has continuously existed for a period of at least six months and (iii) for which the Participant would be eligible for or is in receipt of disability benefits under the Federal Social Security Act. Disability will be determined by the Committee who may reasonably require the Participant to undergo examination by a qualified physician selected by the Committee at any time or times for the purposes of determining whether the Participant incurred and continues to have a Disability.

2.14 "EFFECTIVE DATE" shall mean the date on which the Plan is adopted and approved by a majority of the Stockholders of the Company.

2.15 "EMPLOYEE" shall mean a full-time, salaried, exempt employee of the Company.

2.16 "EMPLOYMENT REPURCHASE NOTICE" shall mean the written notice provided by the Company to the Participant stating the Company's election to exercise its right to call


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         Common Stock held by the Participant pursuant to the exercise of a
         Stock Option, specifying the number of Shares to be repurchased, and specifying a closing date for such repurchase.

2.17 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, including applicable regulations thereunder.

2.18     "FAIR MARKET VALUE" shall mean:

         (i) if the Common Stock is readily tradeable on a national securities exchange or other market system, (x) in the over-the-counter market as reported by the NASDAQ Stock Market, the closing price on the date of determination, if any trades were made on such day and if such information is available, otherwise the average of the last bid and asked prices for the date of determination, or (y) if the Class A Common Stock of the Company is then traded on a national securities exchange, the average of the high and low prices for date of determination or, if lower, the closing price on the date of determination, on the principal national securities exchange on which it is so traded; provided, however, that if the Common Stock was not traded on the date of determination, prices shall be determined as of the last preceding trading date; or

         (ii) if the Common Stock is not readily tradeable on a national securities exchange or other market system, the value as determined in good faith by the Committee.

2.19 "INITIAL PUBLIC OFFERING" shall mean the sale of any Common Stock of the Company pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended, if as a result of such sale (i) the issuer becomes a reporting company under Section 12(b) or 12(g) of the Exchange Act and (ii) such Common Stock is traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the NASDAQ National Market System or traded or quoted on any other national stock exchange or national securities system.

2.20 "NONEMPLOYEE DIRECTOR" shall mean a member of the Board who is not an Employee.

2.21 "PARTICIPANT" shall mean any Employee, Nonemployee Director, Consultant or Advisor to whom an Award has been granted by the Committee under the Plan.

2.22     "PLAN" shall mean the Eon Labs Manufacturing, Inc. Stock Option Plan.

2.23     "PUT CAP" shall mean, as of the date of determination, the lesser of
         (i) the dollar amount of Common Stock that the Company is able to repurchase without violating applicable state law and/or the terms of any agreement with its banks or institutional lenders, or (ii) twenty percent (20%) of the Company's Consolidated Income before Interest, Taxes, Depreciation and Amortization for the twelve (12) month period ending on December 31st immediately preceding the date of determination less the aggregate dollar amount of shares of Common Stock repurchased during such twelve (12) month period ending on such December 31st from Participants, or former Employees other than payments to such Participants, or former Employees pursuant to Section 9.2 of the Plan. For purposes of this definition, the aggregate dollar amount of Common Stock repurchased during such 12 month period shall include the Fair Market Value of shares of Common Stock withheld by the Company upon a Participant's exercise of a Stock Option to satisfy the Participant's minimum statutory withholding tax obligation.


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2.24     "STOCK OPTION" shall mean the grant by the Committee to a Participant of a non-qualified stock option to purchase Common Stock in accordance with Section 6. Such option shall not be an "incentive stock option" within the meaning of Section 422 of the Code.

2.25 "STOCKHOLDERS" shall mean those persons holding securities of the Company having general voting power, under ordinary circumstances, to elect the Company's Board.

2.26 "VEST" shall mean with respect to Stock Options, when the Stock Option (or a portion of such Stock Option) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option.

2.27     "VESTING DATE" Shall mean the date or dates on which an Award Vests.

3.0      ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY. All Employees, Nonemployee Directors and Consultants and Advisors shall be eligible to participate in the Plan and to receive Awards.

3.2 PARTICIPATION. Participants shall consist of such Employees, Nonemployee Directors and Consultants and Advisors as the Committee in its sole discretion designates to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.



4.0      ADMINISTRATION

4.1 RESPONSIBILITY. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

4.2 AWARD AGREEMENT. Each Award granted under the Plan shall be evidenced by an Award Agreement which shall be signed by the Committee and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the Plan shall prevail.

4.3 AUTHORITY OF THE COMMITTEE. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

         (i)      to determine eligibility for participation in the Plan;

         (ii) to determine the type and amount of any Award granted under the Plan;


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         (iii)    to supply any omission, correct any defect or reconcile any inconsistency in the Plan in such manner as it shall deem appropriate in its sole discretion to carry the same into effect;

         (iv) to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it deems proper;

         (v) to make rules for carrying out and administering the Plan and to make changes in such rules as it deems proper;

         (vi) to determine the Fair Market Value of Common Stock underlying an Award;

         (vii)    to accelerate the Vesting of any Award; and

         (viii) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

4.4 ACTION BY THE COMMITTEE. The Committee may act only by a majority of its members, provided, however, that in the event the Committee is comprised of only two members, the Committee shall act only by unanimous consent. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

4.5 DELEGATION OF AUTHORITY. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing; provided, further, that if the Committee delegates the authority to grant Awards to any officer or employee who is not a member of the Committee, such delegation shall be pursuant to a written resolution adopted by the Committee and shall in all other respects comply with Section 157, Title 8, of the Delaware Code. In addition, the Committee, or any person to whom it has delegated duties under this
         Section 4.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

4.6 DETERMINATIONS AND INTERPRETATIONS BY THE COMMITTEE. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

4.7 LIABILITY. No member of the Board and no Employee shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or Employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

4.8 INDEMNIFICATION. The Company shall indemnify members of the Committee and any agent of the Committee who is an Employee, against any and all liabilities or expenses

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         to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

5.0      COMMON STOCK SUBJECT TO PLAN

5.1      AVAILABLE SHARES OF COMMON STOCK. Subject to adjustment as provided in
         Section 5.3, the number of shares of Common Stock available for the grant of Awards under the Plan shall not exceed 79,000 shares of Common Stock. Common Stock subject to or underlying an Award that expires unexercised, or is forfeited, terminated or canceled, and Common Stock that is tendered to pay for the exercise of an Award shall thereafter again be available for grant under the Plan.

5.2 MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK UNDERLYING AWARDS GRANTED UNDER THE PLAN TO ANY SINGLE PARTICIPANT. Following an Initial Public Offering, but in no event prior to the latest date that 162(m) of the Code and the rules and regulations thereunder shall first apply to the Plan, the maximum aggregate number of shares of Common Stock underlying all Awards that may be granted to any single Participant during the life of the Plan shall be 25,000 shares of Common Stock, subject to adjustment as provided in Section 5.3. For purposes of this paragraph, any Awards that expire unexercised, or are forfeited, terminated or canceled, and shares of Common Stock that are tendered to pay for the exercise of an Award shall be counted in determining the maximum aggregate number of shares of Common Stock that may be granted to any single Participant during the life of the Plan.

5.3 ADJUSTMENT TO COMMON STOCK. If there is any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, a Common Stock dividend, a Common Stock split, reverse Common Stock split, split-up, split-off, spin-off, combination of Common Stock, exchange of Common Stock, dividend in-kind or other like change in capital structure or distribution (other than normal cash distributions or cash dividends) to Stockholders of the Company, an adjustment shall be made to each outstanding Award so that each such Award shall thereafter be with respect to or exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Award had such Award been paid, distributed or exercised in full immediately prior to such change or distribution. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants' rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares of Common Stock that may be issued under the Plan, the number and kind of shares of Common Stock subject to outstanding Awards, the exercise price applicable to outstanding Common Stock Options, and other value determinations applicable to outstanding Awards. Further, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements thereof, or in response to changes in applicable laws, regulations, or accounting principles.

6.0      STOCK OPTIONS

6.1 IN GENERAL. The Committee may, in its sole discretion, grant Stock Options to Employees, Nonemployee Directors and Consultants and Advisors for any reason, including but not limited to the attainment of performance objectives as defined in the

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         Participant's Award Agreement. The Committee shall, in its sole discretion, determine the Employees, the Nonemployee Directors and Consultants and Advisors who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option.

6.2 EXERCISE PRICE. The Committee shall specify the exercise price of each Stock Option in the Award Agreement; provided, however, that the exercise price of any Stock Option shall not be less than 100 percent of the Fair Market Value of the Common Stock underlying such Award on the date of grant unless the Committee in its sole discretion and due to special circumstances determines otherwise.

6.3 TERM OF AWARDS. Except as the Committee in its sole discretion may otherwise provide in the Award Agreement, the terms of the Stock Options shall be ten (10) years, and any Award shall expire and cease to be exercisable after the tenth anniversary of the date of grant.

6.4 EXERCISE OF STOCK OPTIONS. The Stock Options shall be exercised as set forth in the Participant's Award Agreement. The Stock Option exercise price may be paid in cash. After an Initial Public Offering, in the sole discretion of the Committee, payment may also be made (i) by the delivery or presentation of Common Stock then owned by the Participant for not less than six (6) months or (ii) by the delivery of a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to effect the immediate sale of some or all of the Shares purchased pursuant to exercising the Options and to remit promptly to the Company, out of the sale or loan proceeds available on the settlement date, the aggregate exercise price payable for the purchased Shares (a "Cashless Exercise"). To facilitate the foregoing Cashless Exercise, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including without limitation, in lieu of the exercise of a Stock Option by delivery of Common Stock then owned by a Participant, providing the Company with a notarized statement attesting to the number of shares of Common Stock owned by the Participant for not less than six (6) months, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares of Common Stock to which the Participant is entitled upon exercise of the Stock Option.

7.0      VESTING AND NON-TRANSFERABILITY

7.1 VESTING. The Committee shall specify the Vesting Date with respect to each grant of an Award. The Committee may grant an Award that is Vested, either in whole or in part, on the date of grant. The Vesting of such Award may be subject to such other terms and conditions as shall be determined by the Committee, including, without limitation, accelerating the Vesting of such Award. If the Committee fails to specify a Vesting Date or Vesting Dates in the Award Agreement, one-fifth of an Award will Vest on each anniversary following the date of grant such that the Award will be fully (100%) vested upon the fifth calendar anniversary of the date of grant in accordance with the schedule set forth below.

                  Calendar Anniversary                  Percent Vesting on                   Total Percent
                   After Grant Date                    the Anniversary Date                     Vested
                         1                                              20%                         20%

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                         2                                              20%                         40%
                         3                                              20%                         60%
                         4                                              20%                         80%
                         5                                              20%                        100%

7.2 NON-TRANSFERABILITY. An Award shall not be transferable by the Participant other than by will or the laws of descent and distribution, and Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion may permit the transferability of an Award by a Participant solely to members of the Participant's immediate family or trusts or family partnerships or other similar entities for the benefit of such persons and subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may include in the Award Agreement.

8.0      DEATH, DISABILITY, AND TERMINATION WITHOUT CAUSE

8.1 TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. Subject to a Participant's Award Agreement, if the employment or performance of services of a Participant (who is an individual) is terminated as a result of death or Disability, all Awards or portions thereof that have not yet Vested shall Vest only to the extent such unvested portion would have Vested had the Participant's employment terminated one day after the grant date Anniversary immediately following the date of such death or Disability. Such Vested Awards shall remain exercisable for the one year following the date of termination, but in no event later than the term of such Awards.

8.2 TERMINATION OF EMPLOYMENT FOR CAUSE. Subject to a Participant's Award Agreement, in the event a Participant is terminated by the Company for Cause, all unvested Awards and any Vested, but unexercised Awards shall be forfeited upon the date of such termination.

8.3 TERMINATION OF EMPLOYMENT WITHOUT CAUSE. Subject to a Participant's Award Agreement, if the employment or performance of services of a Participant (who is an individual) is terminated by the Participant or by the Company for any reason other than for Cause, death, or Disability, all Awards or portions thereof that have not yet Vested, shall be forfeited and any Vested Awards shall remain exercisable for 90 days after the date of termination; provided, however, that a Consultant or Advisor who terminates services to become an Employee or a Nonemployee Director shall not be deemed to have terminated without Cause.

9.0       HOLDING PERIOD AND SALE TO COMPANY

9.1 HOLDING PERIOD. Except as provided in Section 9.4 or the Committee in its sole discretion determines otherwise, a Participant who acquires Common Stock pursuant to an Award shall hold such Common Stock for a period of not less than six (6) months from the date the Participant exercised a Stock Option. During the six (6) month period, the Common Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose as the Committee shall determine. Following such six-month period, in no event shall the Common Stock be assignable, transferable, sold, pledged, encumbered or otherwise subject to any legal process for the payment of any claim against the Participant, other than to the Company in accordance with

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         Sections 9.2 and 9.3 below, to members of the Participant's immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, or to such parties pursuant to a will or the laws of descent and distribution, and subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may require.

9.2      CALL RIGHT OF THE COMPANY.

         (i) EXERCISE OF THE CALL RIGHT. Subject to Section 9.1, in the event of an Employee's termination from employment with the Company, or a Nonemployee Director's, Consultant's or Advisor's termination of the performance of services for the Company, the Company shall have the right to call and the Participant shall, upon such election of the Company, be obligated to sell all or any part of the Common Stock acquired by such Participant pursuant to the exercise of a Stock Option. Such call right shall be exercisable during the period that is not less than six months after the acquisition of the Common Stock being repurchased nor more than one year after the later of (a) the termination of the Participant's employment with the Company or (b) such acquisition, unless the Committee in its sole discretion determines otherwise. Upon the exercise of such call right, the Company shall tender to the Participant an amount of cash and/or a note, in accordance with paragraph (ii) below, equal to the Fair Market Value of the Common Stock held by the Participant on the date the call right is exercised. The Company may exercise its right to call with respect to all or any portion of the Common Stock subject to such call, and if the Company calls only a portion of such Common Stock, the remaining Common Stock shall continue to be subject to the Company's right to call.

         (ii) METHOD OF PAYMENT. The Company may, in its sole discretion, pay the purchase price for any Common Stock repurchased by it pursuant to this Section 9.2 either in cash and/or by delivery on the date of purchase of a check in an amount equal to at least fifty percent (50%) of such purchase price, together with the Company's promissory note in a principal amount equal to the remainder of such purchase price (the "COMPANY NOTE"), provided that any indebtedness of the Participant to the Company, whether or not otherwise then due and payable, shall be deducted from the purchase price for any such Common Stock repurchased by the Company hereunder, but only to the extent that such indebtedness does not exceed such purchase price. The Company Note shall be due and payable not later than two
                  (2) years from the date of issuance, with principal and interest thereon (which interest shall be set at the prime rate set by Citibank, N.A. on the date of a such repurchase) payable on an unsecured basis in two (2) equal annual installments, with the first installment to occur on the first calendar anniversary of the date of issuance and the remaining installment to occur on the second calendar anniversary thereof.

         (iii) ASSIGNMENT. For purposes of the Company's Call Right set forth in this Section 9, the term "Company" shall include any party to whom the Company has assigned its rights to purchase Shares.

9.3 PUT RIGHT OF PARTICIPANTS. Subject to Section 9.1, the Committee, in its sole discretion, may grant a Participant the right to sell to the Company and the Company shall, upon such election by the Participant, be obligated to purchase all or any part of the Common

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         Stock acquired pursuant to the Participant's exercise of a Stock
         Option at the Fair Market Value of the Common Stock on the date of sale to the Company (the "Put Right"); provided, that, in no event shall such Put Right be exercisable until after December 31, 2002; and provided, further, that the Participant has held such Common Stock at least 6 months from the date such Common Stock was acquired pursuant to the exercise of the Stock Options. Such Put Right shall be exercisable for all or a portion of the Common Stock subject to the Put Right. If a Participant puts only part of the Common Stock subject to the Put Right, the remaining Common Stock shall continue to be subject to the Put Right. The Put Right shall be exercisable only between December 1 and December 31 of any year (the "Put Window"), or such other period as the Committee, in its sole discretion may permit, by submitting written notice to the Committee; provided, however, that if the value of the Common Stock put by all Participants, and former Employees during a Put Window exceeds the Put Cap, the puts shall be limited as follows. The Company shall determine the number of shares of Common Stock that equal the Put Cap using the per share value as of the last day of the Put Window, and that number of shares shall hereinafter be referred to as "X." If the number of shares put during the Put Window exceeds X, the Company shall not be obligated to purchase a percentage of the Common Stock put by each Participant. Such percentage shall be equal to one (1) minus a fraction, the numerator of which is X and the denominator of which is the total Common Stock put by all Participants during such period.

9.4 PUBLIC OFFERING. In the event of an Initial Public Offering with aggregate gross proceeds to the Company of at least Twenty-Five Million Dollars ($25,000,000), or a merger, consolidation, sale, disposition or other reorganization or business combination of the Company in which the Company is not the surviving entity, the holding period and prohibitions of transfer of Common Stock described in Section 9.1, the call right of the Company described in Section 9.2, and the Put Right described in 9.3 shall terminate immediately and be without further force or effect, except to the extent an Award and its related Award Agreement are assumed, expressly rather than by operation of law, by the successor corporation (or its Parent) in connection with such a merger, consolidation, sale, disposition or other reorganization or business combination of the Company.

10.0     CHANGE IN CONTROL

10.1 ACCELERATED VESTING. The Committee, in its sole discretion, pursuant to a Participant's Award Agreement on the date the Award is granted, may provide that if a Participant's employment or performance of services is terminated by the Company without Cause within the one-year period following a Change in Control of the Company, the Vesting Date(s) for all or a portion of such Award may be accelerated.

10.2 CASHOUT. The Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the holders, and each such holder shall receive with respect to each share of Common Stock subject to a Stock Option, an amount equal to the excess of the Fair Market Value of the Common Stock underlying the Stock Option on the date of the Change in Control of the Company over the exercise price of such Stock Option. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any,

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         payable in the transaction) or in a combination thereof, as the
         Committee, in its sole discretion, shall determine.

10.3 ASSUMPTION OR SUBSTITUTION OF AWARDS. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity which acquires control of the Company or may be substituted by a similar award under such entity's compensation plans.

11.0     TAXES

11.1 WITHHOLDING TAXES. The Company may require a Participant who incurs taxable wage income pursuant to exercising a Stock Option to reimburse the Company which employs such Participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such entity in respect of the issuance or disposition of the Common Stock. In lieu thereof, the Company or shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Committee shall prescribe. The Company may, in its discretion, hold the Common Stock certificate to which such Participant is entitled upon the exercise of a Stock Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.

11.2 USE OF COMMON STOCK TO SATISFY WITHHOLDING OBLIGATION. With respect to withholding required upon the exercise of Stock Options, Employees and Nonemployee Directors may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock issuable upon the exercise of the Stock Option or other taxable event having a Fair Market Value on the date of tax that is determined to be equal to the Employee's or Nonemployee Director's minimum statutory tax obligation; provided, however, that the Committee may disapprove of any such election, suspend or terminate the right to make such elections or provide that the right to make such elections shall not apply to particular shares of Common Stock or exercises. The Committee may impose any additional conditions or restrictions on the right to make such an election as it shall deem appropriate, including conditions or restrictions with respect to Section 16 of the Exchange Act.


11.3 NO GUARANTEE OF TAX CONSEQUENCES. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and Employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to Awards granted or amounts paid for the benefit of a Participant under the Plan.

12.0     TERM OF THE PLAN

12.1 TERM. The Plan shall be effective as of the Effective Date and shall terminate on the tenth anniversary of the Effective Date (unless sooner terminated by the Board under Section 12.2).

12.2 TERMINATION OF PLAN. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 12.2

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         shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participant's consent.

12.3 AMENDMENT OF PLAN. The Board may amend the Plan at any time without prior notice; provided, however, that no action authorized by this
         Section 12.3 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participant's consent; provided, further, that no amendment of the Plan shall, without the approval of the Stockholders of the Company:

         (i) increase the total number of shares of Common Stock which may be issued under the Plan;

         (ii) modify the requirements as to eligibility for Awards under the Plan.

         Provided, further, that following an Initial Public Offering, no amendment of the Plan shall, without the approval of the Company's Stockholders, increase the maximum number of shares of Common Stock which may be granted to any individual under the Plan.

         In addition, the Plan shall not be amended without the approval of such amendment by the Company's Stockholders if such approval is required under the rules and regulations of the stock exchange or national market system on which the Common Stock is listed.

12.4 AMENDMENT OR CANCELLATION OF AWARD AGREEMENTS. The Committee may amend or modify any Award Agreement at any time by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein. In addition, by mutual agreement between the Committee and a Participant or such other persons, Awards may be granted in substitution and exchange for, or in cancellation of, any Awards previously granted under the Plan or any other present or future plan of the Company or of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.

12.5 ADDITIONAL TERMS AND CONDITIONS. The Committee may, by way of the Participant's Award Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

13.0     MISCELLANEOUS

13.1 ELECTION TO DEFER COMPENSATION ATTRIBUTABLE TO AWARD. The Committee may, in its sole discretion, allow a Participant to elect to defer the receipt of any compensation attributable to an Award under guidelines and procedures to be established by the Committee.

13.2 LISTING OF COMMON STOCKS AND RELATED MATTERS. If at any time the Committee shall determine that the listing, registration or qualification of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of Common

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         Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

13.3     CONDITIONS UPON ISSUANCE OF COMMON STOCK:

         (i) Common Stock shall not be issued pursuant to any Award unless the exercise of any Award and the issuance and delivery of Common Stock pursuant to an Award shall comply with all applicable laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (ii) as a condition to receiving Common Stock pursuant to an Award, the Company may require the person receiving such Common Stock
                  (a) to represent and warrant at the time of receipt that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Company, such a representation is required by any applicable laws and
                  (b) to agree to comply with any restrictions on transfer or disposition of any interest in the Common Stock for a period of up to 180 days following the effective date of a registration statement of the Company filed under the Securities Act of 1933.

13.4 NO FIDUCIARY RELATIONSHIP CREATED. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

13.5 NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE OR TO GRANTS. The Participant's rights, if any, to continue to serve the Company as a Nonemployee Director, officer, Employee, Consultant or Advisor or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company reserves the right to terminate the employment of any Employee, or the services of any Nonemployee Director, Consultant or Advisor at any time. The adoption of the Plan shall not be deemed to give any Employee, Nonemployee Director, Consultant or Advisor or any other individual any right to be selected as a Participant or to be granted an Award.

13.6 AWARDS SUBJECT TO FOREIGN LAWS. The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 13.6 and no action may be taken which would result in a violation of the Exchange Act or any other applicable law.

13.7 GOVERNING LAW. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

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13.8     OTHER BENEFITS. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect.

13.9 NO FRACTIONAL SHARES OF COMMON STOCK. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock, Stock Options, or other property shall be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.


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